Exhibit 10.5

FORM

TAYLOR MORRISON HOME CORPORATION

2013 OMNIBUS EQUITY AWARD PLAN

DEFERRED STOCK UNITS AGREEMENT RELATING TO ELECTIVE CASH

DEFERRALS AND ANNUAL EQUITY AWARD DEFERRALS BY NON-EMPLOYEE

DIRECTORS

THIS DEFERRED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of [            , 20    ], is made by and between Taylor Morrison Home Corporation, a Delaware corporation (the “Company”), and [Name] (“Participant”).

WHEREAS, the Board believes that giving non-employee members of the Board the opportunity to defer receipt of compensation for their services to the Company in the form of deferred stock units will promote its ability to attract and retain talented individuals as members of the Board; and

WHEREAS, in this regard, the Board has adopted the Taylor Morrison Home Corporation Non-Employee Director Deferred Compensation Plan (the “Director Plan”); and

WHEREAS, the Company has adopted the Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan (the “Equity Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, pursuant to Section 4(b) of the Equity Plan, the Committee that administers the Equity Plan (i) has the authority to grant Other-Stock Based Awards, which are Awards valued by reference to shares of Common Stock and that may be in the form, and dependent on such terms and conditions, as the Committee may determine, and (ii) has determined to grant deferred stock units as described in this Agreement pursuant to such authority; and

WHEREAS, pursuant to the Director Plan, Participant has provided the Committee with a Deferral Election Form pursuant to which Participant has elected to defer a portion of Cash Compensation and/or defer the settlement of Participant’s Annual Equity Award in exchange for receiving deferred stock units under the Equity Plan.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Definitions. Whenever the following terms are used in this Agreement, they shall have the meanings set forth in the Director Plan. All other capitalized terms not otherwise defined herein shall have the same meanings as in the Equity Plan.

(a) “Annual Deferral Amount”.

(b) “Annual Equity Award”.

(c) “Cash Compensation”.

(d) “Deferral Election Form”.

(e) “Deferred Stock Unit”, also referred to herein as a “DSU”.

2. Grant of Deferred Stock Units. The Company hereby grants to Participant, upon and subject to the terms and conditions set forth below, the number of DSUs set forth on the Notice attached hereto (the “DSU Award”). Each DSU represents the unfunded, unsecured right of Participant to receive one share of Class A common stock of the Company (a “Share”) on the date(s) specified herein. DSUs do not constitute issued and outstanding Shares for any corporate purposes and do not confer on Participant any right to vote on matters that are submitted to a vote of holders of Shares.

3. Dividend Equivalents; No Voting Rights. Each outstanding DSU shall be credited with dividend equivalents with respect to any extraordinary dividends, if so determined by the Committee, declared and paid to other shareholders of the Company in respect of one Share. Dividend equivalents shall not bear interest. On the Settlement Date, such dividend equivalents, if any, in respect of each vested DSU shall be settled by delivery to Participant of a number of Shares equal to the quotient obtained by dividing (i) the aggregate accumulated value of such dividend equivalents by (ii) the Fair Market Value of a Share on the applicable Settlement Date (as defined below), rounded down to the nearest whole share, less any applicable withholding taxes. No dividend equivalents shall be accrued for the benefit of Participant with respect to record dates occurring prior to the Date of Grant, or with respect to record dates occurring on or after the date, if any, on which Participant has forfeited the DSUs. Participant shall have no voting rights with respect to the DSUs or any dividend equivalents.

4. Vesting; Forfeiture; and Delivery of Securities.

(a) Vesting.

(i) Annual Equity Award DSUs. Except as may otherwise be provided herein, subject to Participant’s continued Employment with the Company or an Affiliate through the applicable vesting date, the DSUs related to Participant’s deferred Annual Equity Award shall become vested with respect to one-hundred percent (100%) of such DSUs on the first anniversary of the Date of Grant. Notwithstanding the foregoing, the Committee shall have the authority to remove the restrictions on the DSUs whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the Date of Grant, such action is appropriate.

(ii) Cash Compensation DSUs. The DSUs related to Participant’s deferred Cash Compensation, will be 100% vested as of the applicable Date of Grant, including any DSUs received pursuant to Section 3.

(b) Termination of Employment; Forfeiture. If Participant’s Employment with the Company or any Affiliate, as applicable, terminates for any reason, then the unvested portion of the DSUs shall be cancelled immediately and Participant shall immediately forfeit any rights to the DSUs subject to such unvested portion.

(c) Settlement. Subject to the terms and provisions of the Equity Plan, the Director Plan and this Agreement, except as provided below, the Company shall issue or transfer to Participant, on the date specified in such Participant’s Deferral Election Form and as set forth on the Notice attached hereto (the “Settlement Date”) in respect of the DSU Award, the number of Shares as set forth in Notice attached hereto and the dividend equivalents, if any, covered by that portion of the DSU Award.

(d) DSUs Extinguished. Upon the issuance or transfer of Shares in accordance with this Agreement, the DSUs shall be extinguished and such DSUs will not be considered to be held by Participant for any purpose.

5. No Rights as Shareholder. Participant shall not be deemed for any purpose to be the owner of any Shares subject to the DSUs until such Shares, if any, are delivered to Participant in accordance with Section 4 hereof. The Company shall not be required to set aside any fund for the payment of the DSUs.

6. Compliance with Legal Requirements.

(a) Generally. The granting and settlement of the DSUs, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal, provincial, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee shall have the right to impose such restrictions or delay the settlement of the DSUs as it deems necessary or advisable under applicable income tax laws, federal securities laws, the rules and regulations of any stock exchange or market upon which the Shares are then listed or traded, and/or any blue sky or state securities laws applicable to the Shares; provided that any settlement shall be delayed only until the earliest date on which settlement would not be so prohibited. Participant agrees to take all steps the Committee or the Company determines are necessary to comply with all applicable provisions of federal and state securities law in exercising his or her rights under this Agreement.

(b) Tax Withholding. All distributions under the Equity Plan are subject to withholding of all applicable federal, state, local and foreign taxes, and the Committee may condition the settlement of the DSUs on satisfaction of the applicable withholding obligations. The Company shall have the power and the right to deduct or withhold from all amounts payable to Participant in connection with the DSUs or otherwise, or require Participant to remit to the Company, an amount sufficient to satisfy the minimum statutory withholding liability required by law. Further, the Company may permit or require Participant to satisfy, in whole or in part, such tax obligations by withholding Shares or other property deliverable to Participant in connection with the settlement of DSUs or from any compensation or other amounts owing to Participant the amount (in cash, Shares or other property) of any required tax withholding upon the settlement of the DSUs.

7. Clawback. In the event of an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the securities laws or as a result of any mistake in calculations or other administrative error, in each case, which reduces the amount payable in respect of the DSUs that would have been earned had the financial results been properly reported (as determined by the Committee) (i) the DSUs will be cancelled and (ii) Participant will forfeit (A) the Shares (or cash) received or payable on the settlement of the DSUs and (B) the amount of the proceeds of the sale, gain or other value realized on the settlement of the DSUs (and Participant may be required to return or pay such Shares or amount to the Company). Notwithstanding anything to the contrary contained herein, if Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such Employment, violates a non-competition, non-solicitation, non-disparagement or non-disclosure covenant or agreement, or otherwise has engaged in or engages in activity that constitutes Cause under the Equity Plan or is in conflict with or adverse to the interest of the Company or any Affiliate as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the DSUs, may at the Committee’s discretion, be canceled without payment therefor and (ii) the

Committee, in its discretion, may require Participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the settlement of the DSUs to forfeit and pay over to the Company, on demand, all or any portion of the compensation, gain or other value (whether or not taxable) realized upon on the settlement of such DSUs, or the subsequent sale of acquired Shares (if any). To the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of New York Stock Exchange or other securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, or if so required pursuant to a written policy adopted by the Company, which may be amended from time to time, the DSUs (or the Shares acquired upon settlement of the DSUs (if any)) shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Agreement).

8. Miscellaneous.

(a) Transferability. The DSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order or as otherwise permitted under Section 15(b) of the Equity Plan.

(b) Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(c) Section 409A. The DSUs are intended to comply with Section 409A of the Code so as to prevent the inclusion in gross income of any DSUs credited to an account in a taxable year that is prior to the taxable year or years in which such amounts are otherwise actually distributed or made available to Participant. All provisions of this Agreement and the Director Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. If the Committee determines that any amounts payable hereunder may be taxable to a Participant under Section 409A, the Company may (i) adopt such amendments to this Agreement and the Director Plan and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by this Agreement and the Director Plan and/or (ii) take such other actions as the Committee determines necessary or appropriate to avoid or limit the imposition of an additional tax under Section 409A; provided, that neither the Company nor any of its subsidiaries nor any other person or entity shall have any liability to a Participant or beneficiary with respect to the tax imposed by Section 409A.

(d) Notices. Any written notices provided for in this Agreement, the Director Plan, or the Equity Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax, pdf/email or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to Participant, at Participant’s address indicated by the Company’s records, or if to the Company, to the attention of the General Counsel at the Company’s principal business office.

(e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(f) No Rights to Employment. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position with the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.

(g) Beneficiary. Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. Any notice should be made to the attention of the General Counsel of the Company at the Company’s principal business office. If no designated beneficiary survives Participant, Participant’s estate shall be deemed to be Participant’s beneficiary.

(h) Bound by the Equity Plan, the Director Plan and Acceptance of Agreement. By signing this Agreement, Participant acknowledges that Participant has received a copy of the Equity Plan and the Director Plan and has had an opportunity to review the Equity Plan and the Director Plan and agrees to be bound by all the terms and provisions of the Equity Plan and the Director Plan. By accepting this Agreement, Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by Securities and Exchange Commission rules (which consent may be revoked in writing by Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to Participant).

(i) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.

(j) Entire Agreement. This Agreement, the Director Plan and the Equity Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under Section 12 of the Equity Plan.

(k) Governing Law; JURY TRIAL WAIVER. To the extent not otherwise governed by the Code or the laws of the United States, this Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the laws of the United States, as applicable. THE PARTIES EXPRESSLY AND KNOWINGLY WAIVE ANY RIGHT TO A JURY TRIAL IN THE EVENT ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT IS LITIGATED OR HEARD IN ANY COURT.

(l) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

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IN WITNESS WHEREOF, the Company and Participant have executed this Agreement as set forth below.

TAYLOR MORRISON HOME CORPORATION

By:
Name:	Sheryl D. Palmer
Title:	Chief Executive Officer

Date:

Agreed to and Accepted by:

[Name]

Date:

[Signature Page to Deferred Stock Unit Award Agreement]